CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Great-West Funds, Inc. on Form N-14 of our report dated February 27, 2015, relating to the financial statements and financial highlights of Great-West Small Cap Growth Fund (the “Fund”) appearing in the Annual Report of the Fund for the year ended December 31, 2014 and to the reference to us under the headings “Service Providers” in such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado

November 2, 2015